Exhibit 23.2

BDO Seidman, LLP	115 Stevens Avenue, Suite 207
Accountants and Consultants	Valhalla, New York 10595-1252
Telephone: (914) 747-1122
Fax: (914) 769-6972

Consent of Independent Registered Public Accounting Firm

Vision-Sciences, Inc.

Orangeburg, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 28, 2007, relating to the consolidated financial statements of Vision-Sciences, Inc. appearing in the Company’s 2007 Form 10-K for the year ended March 31, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Valhalla, New York

January 16, 2008